SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       December 21, 1999
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                        National Bancorp of Alaska, Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                       0-10769              92-0087646
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   (State or Other Jurisdiction          (Commission          (IRS Employer
         of Incorporation)               File Number)     Identification Number)


   Northern Lights Boulevard and C Street, Anchorage, AK            99503
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         (Address of Principal Executive Office)                  (Zip Code)


Registrant's telephone number, including area code        907/276-1132
                                                   -----------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

         On December 21, 1999, National Bancorp of Alaska, Inc., a Delaware corporation ("NBAK"), and Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), announced that they have signed a letter of intent (the "Letter of Intent") for the merger of NBAK and Wells Fargo.

         The Letter of Intent is subject to the parties entering into a definitive agreement. If a definitive agreement is signed, NBAK will merge with Wells Fargo (the "Merger"). The acquisition is expected to be completed in the second quarter of 2000. The Merger is subject to the approval of NBAK's shareholders and of banking regulators. The Letter of Intent contemplates a tax-free exchange of Wells Fargo common stock for the stock of NBAK shareholders valued at $30 per share of NBAK stock, for a total purchase price of approximately $907 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits.

         The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number            Description
------            -----------

99.1              Press release, dated December 21, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATIONAL BANCORP OF ALASKA, INC.


                                         By:  /s/ Edward B. Rasmuson
                                              ----------------------------------
                                              Name: Edward B. Rasmuson
                                              Title: Chairman of the Board
                                                          of Directors


Date:  December 22, 1999

                                  EXHIBIT INDEX

99.1              Press release, dated December 21, 1999.